SMITH BARNEY INVESTMENT FUNDS
Smith Barney Government Securities Fund
Smith Barney Investment Grade Bond Fund


Sub-Item 77I

Registrant incorporates by reference Registrants Supplement to the Prospectus and Statements of Additional Information dated January 21, 2004 filed on January 21, 2004. (Accession
No. 0001193125-04-006541)

Registrant incorporates by reference Registrants Supplement to the Prospectus and Statements of Additional Information dated April 29, 2004 filed on April 29, 2004. (Accession No.
0001193125-04-073924)